
<ARTICLE> 5
<LEGEND>
This schedule contgains summary financial information extracted from the krupp
Realty Fund 7 financial statement for the nine months ended September 30, 1995 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                       1,135,579
<SECURITIES>                                         0
<RECEIVABLES>                                  160,170
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               392,474
<PP&E>                                      28,393,041<F1>
<DEPRECIATION>                            (12,533,435)<F2>
<TOTAL-ASSETS>                              17,548,369
<CURRENT-LIABILITIES>                          706,401
<BONDS>                                     12,787,455<F3>
<COMMON>                                     4,054,513<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                17,548,369
<SALES>                                      3,392,385
<TOTAL-REVENUES>                             3,392,385
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,554,253
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             841,374
<INCOME-PRETAX>                                (3,242)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            (3,242)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   (3,242)
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes apartment complexes of $18,470,714, retail center of $9,635,036 and deferred expenses of 287,291.
<F2>Includes depreciation of $12,486,890 and amortization of deferred expenses of
$48,545.
<F3>Represents mortgage notes payable.
<F4>Represents total equity of general partners ($236,050) and limited partners
$4,290,563.
<F6>Net loss allocated ($32) to general partners and ($3,210) to limited partners for the nine months ended 9/30/95. Average net loss is (.12) per unit for 27,184 units outstanding.

